UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive Miami, Florida	33143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Purchase Agreement

On April 10, 2015, Interval Acquisition Corp. (the “Issuer”), a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”), closed its previously announced sale of $350 million aggregate principal amount of 5.625% Senior Notes due 2023 (the “Notes”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated April 2, 2015, among the Issuer, ILG and certain of ILG’s other domestic restricted subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Securities, LLC, on behalf of itself and as representative (the “Representative”) of the initial purchasers named therein (the “Initial Purchasers”).

Net proceeds from this offering were approximately $343 million, after deducting estimated discounts, commissions and expenses. The Issuer plans to use the net proceeds to repay indebtedness outstanding under its senior secured revolving credit facility.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the actual Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Indenture

The Notes were issued under and are governed by the terms of an Indenture, dated as of April 10, 2015, among the Issuer, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 5.625% per annum, which is payable semi-annually in arrears, on April 15 and October 15 of each year, commencing on October 15, 2015. The Notes mature on April 15, 2023.

The Notes and the guarantees will be the Issuer’s and the Guarantors’ general unsecured senior obligations and will rank effectively subordinated to the Issuer’s and the Guarantors’ secured obligations (including amounts outstanding under the Issuer’s credit facility) to the extent of the value of the assets securing such obligations, rank equal in right of payment to all of the Issuer’s and the Guarantors’ existing and future senior indebtedness, rank senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future subordinated indebtedness and be structurally subordinated to any existing and future obligations of any of the Issuer’s subsidiaries that are not Guarantors.

The Issuer may redeem all or any portion of the Notes on or after April 15, 2018 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. The Issuer may also redeem all or any portion of the Notes at any time prior to April 15, 2018, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest. In addition, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings completed at any time prior to April 15, 2018.

In addition, if a change of control occurs (as defined in the Indenture), holders may require the Issuer to repurchase all or a portion of their Notes. Any repurchase of the Notes pursuant to these provisions will be for cash at a price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The events of default, which may result in the acceleration of the maturity of the Notes, include default by the Issuer in the payment of principal of the Notes, default by the Issuer in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Issuer to comply with its obligations in respect of certain merger transactions, failure by the Issuer to perform certain of its agreements required under the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Issuer to timely discharge certain other indebtedness, entry of certain judgments against ILG, the Issuer or any restricted subsidiary (as defined in the Indenture) which are not waived, satisfied, annulled, discharged, rescinded, paid or stayed within 60 days, certain events of bankruptcy or insolvency involving ILG, the Issuer or any significant subsidiary (as defined in the Indenture), and any Note guarantee that ceases to be in full force and effect, other than in accordance with the terms of the Indenture.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, may declare 100% of the principal of and accrued but unpaid interest on the Notes then outstanding to be due and payable. In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

Registration Rights Agreement

In connection with the issuance of the Notes, the Issuer and the Guarantors and the Representative entered into a Registration Rights Agreement, dated April 10, 2015 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Issuer and the Guarantors will (1) file an exchange offer registration statement with the Securities and Exchange Commission and (2) use commercially reasonable efforts to consummate the exchange offer on or prior to 425 days after April 10, 2015, the closing date of the Notes offering (the “Closing Date”). If required, under certain circumstances, the Issuer and the Guarantors will use their commercially reasonable efforts to cause a shelf registration statement to be filed with the Securities and Exchange Commission and declared effective with respect to resales of the notes. If (i) the Issuer does not consummate the exchange offer on or before the 425th day after the Closing Date, (ii) the Issuer fails to comply with its obligation to file a shelf registration statement, if required by the registration rights agreement, or (iii) other registration defaults contemplated by the Registration Rights Agreement occur, the interest rate borne by the Notes will be increased by 0.25% per annum for the first 90 day period and thereafter it will be increased by an additional 0.25% per annum for each 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00% per annum, until the cure of such registration defaults.

The foregoing summary of the Indenture, the Registration Rights Agreement and the Notes are qualified in their entirety by reference to the actual Indenture, Registration Rights Agreement and form of Note, which are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to this Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

The Issuer offered and sold the Notes to the Initial Purchasers only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Item 8.01.  Other Events.

On April 10, 2015, ILG issued a press release announcing closing of the sale of the Notes. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated April 10, 2015, among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto and HSBC Bank USA, National Association

4.2	Registration Rights Agreement among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto, and Wells Fargo Securities, LLC, dated April 10, 2015.

4.3	Form of 5.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Purchase Agreement among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto, and Wells Fargo Securities, LLC, dated April 2, 2015.

99.1	Press release, dated April 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

Date: April 10, 2015

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated April 10, 2015, among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto and HSBC Bank USA, National Association

4.2	Registration Rights Agreement among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto, and Wells Fargo Securities, LLC, dated April 10, 2015.

4.3	Form of 5.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Purchase Agreement among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto, and Wells Fargo Securities, LLC, dated April 2, 2015.

99.1	Press release, dated April 10, 2015.